SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 15, 2005

ENVIRONMENTAL ELEMENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10955	52-1303748
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3700 Koppers Street, Baltimore, Maryland 21227

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 368-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

(b) Departure of Principal Officer. On April 15, 2005, Environmental Elements Corporation issued a press release announcing the resignation of Lawrence Rychlak, its President and Chief Financial Officer and the promotion of Donald R. Hug to the position of interim President. Mr. Rychlak left the Company pursue other professional opportunities and not as a result of any disagreement with the Company relating to its operations, policies or practices.

(c) Appointment of Principal Officer. On April 15, 2005, the Board of Directors of the Company promoted Donald R. Hug to the position of interim President. Mr. Hug has served with the Company since 1984 and has held positions of increasing responsibility in the areas of Project Management, Regional and National Account Sales, Business Unit Management, New Venture Development, Operations Management and Sales and Marketing Management. Mr. Hug is not signatory to any employment agreement with the Company. Mr. Hug’s father, Richard E. Hug, currently serves on the Company’s Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibit is furnished with this report:

Exhibit 99— Press release dated April 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 20, 2005.

ENVIRONMENTAL ELEMENTS CORPORATION

By:	/s/ Donald R. Hug
Donald R. Hug
Interim President